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                                                                    EXHIBIT 23.2

                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

     On May 16, 2002, we filed a Current Report on Form 8-K reporting that on April 24, 2002, we discontinued the engagement of Arthur Andersen LLP as our independent auditors and engaged Deloitte & Touche LLP as our independent auditors for our fiscal year ended January 31, 2003. This Annual Report on Form 10-K, which includes the report of Arthur Andersen on our consolidated balance sheet as of January 31, 2002 and the related consolidated statements of operations, shareholders' investment and cash flows for each of the two years in the period ended January 31, 2002, is incorporated by reference into our previously filed Registration Statements, File Nos. 33-60549, 33-68646, 33-68648, 33-86616, 33-93006, 33-96950, 333-40973, 333-40981, 333-75803,
333-84705, 333-46572, 333-46576 and 333-81438 (collectively, the "Registration
Statements"). After reasonable efforts, we have been unable to obtain Arthur Andersen's consent to incorporate by reference into the Registration Statements its audit report with respect to the financial statements of the Company as of January 31, 2002 and the two years then ended. Under these circumstances, Rule 437(a) under the Securities Act of 1933, as amended, permits us to file this Form 10-K without such consent from Arthur Andersen. The absence of such consent may limit recovery by investors on certain claims, including the inability of investors to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of a material fact contained, or any omissions to state a material fact required to be stated, in those audited financial statements. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.